Exhibit 8.1

    , 2005

SK Telecom Co., Ltd.

11, Euijiro 2-ga

Jung-gu, Seoul 100-999

Korea

SK Telecom Co., Ltd.

Dear Ladies & Gentlemen:

We have acted as special United States counsel to SK Corporation, a corporation with limited liability established under the laws of the Republic of Korea (“Korea”), SK Telecom Co., Ltd. (the “Company”), a corporation with limited liability established under the laws of Korea and Momenta (Cayman) (“Momenta”), an exempted company formed with limited liability under the laws of the Cayman Islands, in connection with (a) the sale by Momenta on this day of [  ] shares of common stock of the Company (the “Shares”), par value Won 500 per Share, represented by [  ] American Depositary Shares (the “Sale ADSs”) evidenced by American Depositary Receipts (“ADRs”), at a ratio of 9 American Depositary Shares (“ADSs”) to 1 Share to the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”) dated [  ], 2005 among the Company, Momenta and SK Corporation, a corporation with limited liability established under the laws of Korea, and you, as representatives of the several Underwriters, (b) the preparation of the Underwriting Agreement and (c) the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-3 (Registration No. 333-126120) and the amendments thereto relating to the Sale ADSs and the Shares. Such registration statement, as amended at the time it became effective and including the information deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A of the General Rules and Regulations under the Securities Act, is called the “Registration Statement” and the prospectus contained in the Registration Statement, in the first form filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act, is called the “Prospectus”. All other capitalized terms used herein without definition have the respective meanings specified in the Underwriting Agreement.

In furnishing this opinion letter, we have reviewed (i) the Registration Statement and the Prospectus, as amended or supplemented, (ii) the Deposit Agreement and (iii) such other records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In furnishing this opinion letter, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we hereby confirm to you that the statements set forth in the Prospectus, as amended or supplemented, under the heading “Taxation – U.S. Federal Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions with respect thereto, represent our opinion.

Our opinion is based upon the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, administrative and judicial pronouncements with respect thereto, the Convention Between the United States of America And The Republic of Korea For The Avoidance of Double Taxation, as amended, all as currently in effect and all subject to change, possibly with retroactive effect. Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is based on facts and circumstances set forth in the Registration Statement, and the Prospectus, as amended or supplemented. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of person whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,